MIRANT AMERICAS GENERATION, LLC

TO

[            ], TRUSTEE

INDENTURE

DATED AS OF _____________, 2003

PROVIDING FOR THE ISSUANCE FROM TIME TO TIME

OF SENIOR SECURED NOTES IN ONE OR MORE SERIES

MIRANT AMERICAS GENERATION, LLC

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE, DATED AS OF      , 2003

TRUST INDENTURE

INDENTURE
TRUST INDENTURE ACT SECTION	SECTION

310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608, 610
311(a)	613
311(b)(4)	613(a)
(b)(6)	613(b)
312(a)	701, 702(a)
(b)	702(b)
(c)	702(b)
313(a)	703(a)
313(b)	703(b)
313(c)	703(c), 704
(d)	703(c)
314(a)	704, 1007
(b)	1203
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	1202
(e)	102
(f)	Not Applicable
315(a)	601(a)
(b)	602
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)(1)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
316(a)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
317(a)(1)	503
(a)(2)	504
(b)	1003
318(a)	107

i

INDENTURE

     THIS INDENTURE is made as of [                           ], 2003, between MIRANT AMERICAS GENERATION, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 1155 Perimeter Center West, Atlanta, Georgia 30338, and [                      ], a banking corporation duly organized and existing under the laws of the State of [New York], having its principal corporate trust office at [                      ], New York, New York [           ], as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured senior notes or other evidences of indebtedness (herein called the “Senior Secured Notes”), to be issued in one or more series as in this Indenture provided; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Senior Secured Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Secured Notes or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Six, are defined in that Article.

     “Act” when used with respect to any Holder of a Senior Secured Notes, has the meaning specified in Section 104.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Authenticating Agent” means any Person or Persons authorized by the Trustee to authenticate one or more series of Senior Secured Notes.

     “Board of Managers” means either the board of managers of the Company or any duly authorized committee of the officers and/or managers of the Company appointed by that board.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Managers and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business.

     “California Entities” means Mirant Delta, LLC, Mirant Potrero, LLC, Mirant California Investments, Inc. and Mirant California, LLC.

     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Certificate of a Firm of Independent Public Accountants” means a certificate signed by an independent public accountant or a firm of independent public accountants who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountant or firm shall be entitled to rely upon an Opinion of Counsel as to the interpretation of any legal matters relating to such certificate.

     “Collateral” means the tangible and intangible property, assets and interests of certain of Mirant’s Subsidiaries that will be pledged to and for the benefit of the Secured Parties to secure repayment of the Secured Indebtedness, as such property, assets and interests are identified and as set forth in the Collateral Documents.

     “Collateral Agent” means the person appointed to act as collateral agent for the Secured Parties under the Collateral Documents.

     “Collateral Documents” means, with respect to any series of Senior Secured Notes, the security and pledge agreements, collateral agency agreements, intercreditor agreements or other agreements entered into from time to time relating to the collateral securing any such series of Senior Secured Notes and to the creation and perfection of security interests in any such collateral.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     “Corporate Trust Office” means the office of the Trustee in the Borough of Manhattan, New York City, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at [                      ], New York, New York [                 ].

     “Corporation” includes corporations, partnerships, limited liability companies, associations, companies and business trusts.

     “Defaulted Interest” has the meaning specified in Section 305.

     “Delaware Chancery Court Action” means the case captioned California Public Employee’s Retirement System, et. al., v. Mirant Corporation, et. al., C.A. No. 20359-NC, filed on June 10, 2003 in the Court of Chancery of the State of Delaware, in which certain holders of senior unsecured MAG notes have asserted against Mirant, Mirant Americas, Inc., MAG, certain past and present Mirant directors and certain past and present MAG managers, claims alleging, among other things, breach of fiduciary duty and fraudulent conveyance, and payment of illegal dividends by MAG, and have sought damages and equitable relief, including the setting aside or rescission of the granting of liens from the Grantor Subsidiaries to the Collateral Agent.

     “Depositary” means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Senior Secured Notes of any series issuable or issued as a Global Note, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Event of Default” has the meaning specified in Section 501.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     “Global Note” means, with respect to any series of Senior Secured Notes issued hereunder, a Senior Secured Note that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with Section 203 of this Indenture and any indenture supplemental hereto.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Guarantor Subsidiaries” shall have the meaning specified in the applicable supplemental indenture.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     “Holder”, when used with respect to any Senior Secured Note, means the Person in whose name the Senior Secured Note is registered in the Security Register.

      “Indebtedness” means, without duplication with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent, (without duplication):

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof)(other than obligations with respect to letters of credit to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following payment on the letter of credit);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6) representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount thereof in the case of all other Indebtedness; and

(3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

(a) the fair market value of such asset at such date of determination, and

(b) the amount of such Indebtedness of such other Persons.

     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Senior Secured Notes established as contemplated by Section 301.

     “Interest Payment Date”, when used with respect to any series of Senior Secured Notes, means the dates established for the payment of interest thereon, as provided in the supplemental indenture for such series.

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     “MAG” means Mirant Americas Generation, LLC, a Delaware limited liability company.

     “Maturity”, when used with respect to any Senior Secured Note, means the date on which the principal of such Senior Secured Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      “Mirant” means Mirant Corporation, a Delaware corporation.

      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than the pledge of the stock of an Unrestricted Subsidiary; provided that such pledge otherwise constitutes Non-Recourse Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than any Series of Senior Secured Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     “Officers’ Certificate” means a certificate signed (i) by the Chairman of the Board, the President or a Vice President, and (ii) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company, who shall be reasonably acceptable to the Trustee.

     “Outstanding”, when used with respect to Senior Secured Notes, means, as of the date of determination, all Senior Secured Notes theretofore authenticated and delivered under this Indenture, except:

(i) Senior Secured Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Senior Secured Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Secured Notes; provided that if such Senior Secured Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Senior Secured Notes that have been paid or in exchange for or in lieu of which other Senior Secured Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Secured Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Secured Notes are held by a bona fide purchaser in whose hands such Senior Secured Notes are valid obligations of the Company; and

(iv) Senior Secured Notes, or portions thereof, converted into or exchanged for another security if the terms of such Senior Secured Notes provide for such conversion or exchange;

provided, however, that in determining, during any period in which any Senior Secured Notes of a series are owned by any Person other than the Company or any Affiliate thereof, whether the Holders of the requisite principal amount of Outstanding Senior Secured Notes of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Secured Notes of such series owned by the

Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Secured Notes that the Trustee knows to be so owned by the Company or an Affiliate of the Company in the above circumstances shall be so disregarded. Senior Secured Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Secured Notes and that the pledgee is not the Company or any Affiliate of the Company.

     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Senior Secured Notes on behalf of the Company.

     “Permitted Liens” shall have the meaning specified in the applicable supplemental indenture.

     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Predecessor Security” of any particular Senior Secured Note means every previous Senior Secured Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Secured Note; and, for the purposes of this definition, any Senior Secured Note authenticated and delivered under Section 304 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Secured Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Secured Note.

     “Redemption Date”, when used with respect to any Senior Secured Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price”, when used with respect to any Senior Secured Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     “Regular Record Date” for the interest payable on any Interest Payment Date on the Senior Secured Notes of any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

     “Responsible Officer”, when used with respect to the Trustee, means any managing director, any vice president, director, any assistant vice president, any assistant secretary, associate, any assistant treasurer, or any other officer of the Corporate Trust and Agency Services of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     “Restricted Subsidiary” of a Person means any Subsidiary of the referrent Person that is not an Unrestricted Subsidiary.

     “Securities Act” means the Securities Act of 1933, as amended.

      “Secured Indebtedness” means any Indebtedness with respect to which Liens on the Collateral have been granted pursuant to the Collateral Documents.

      “Secured Parties” means, the Persons that, from time to time, shall receive the benefit of Liens on the Collateral pursuant to the Collateral Documents.

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

     “Senior Secured Note” has the meaning stated in the first recital of this Indenture and more particularly means any Senior Secured Notes authenticated and delivered under this Indenture.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     “Special Record Date” for the payment of any Defaulted Interest on the Senior Secured Notes of any series means a date fixed by the Trustee pursuant to Section 305.

     “Stated Maturity”, when used with respect to any Senior Secured Note or any installment of principal thereof or interest thereon, means the date specified in such Senior Secured Note as the fixed date on which the principal of such Senior Secured Note or such installment of principal or interest is due and payable.

      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Senior Secured Notes pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Senior Secured Notes of any series shall mean the Trustee with respect to Senior Secured Notes of that series.

      “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Managers as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

except in the case of clause (3) or to the extent

(a) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Debt) as permitted pursuant to the terms of the applicable Senior Secured Notes and

(b) the provision of such guarantee and the incurrence of such indebtedness otherwise would be permitted pursuant to the terms of the applicable Senior Secured Notes.

     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders.

     (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and

(subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c)  The principal amount and serial numbers of Senior Secured Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d)  Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Senior Secured Note shall bind every future Holder of the same Senior Secured Note and the Holder of every Senior Secured Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Secured Note.

     (e)  The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

     (f)  If the Company shall solicit from the Holders of Senior Secured Notes of any series any Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Senior Secured Notes entitled to take such Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such Act may be sought or given before or after the record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders of Senior Secured Notes for the purpose of determining whether Holders of the requisite proportion of Senior Secured Notes of such series Outstanding have authorized or agreed or consented to such Act, and for that purpose the Senior Secured Notes of such series Outstanding shall be computed as of such record date.

Section 105. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder of a Senior Secured Note or by the Company shall be sufficient for every purpose hereunder if made, given,

furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust and Agency Services, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Secretary, 1155 Perimeter Center West, Atlanta, Georgia 30338, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders of Senior Secured Notes; Waiver.

     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Senior Secured Notes of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Senior Secured Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107. Conflict with Trust Indenture Act.

     This Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

     In case any provision in this Indenture or the Senior Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

     Nothing in this Indenture or the Senior Secured Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Senior Secured Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law.

     THIS INDENTURE AND THE SENIOR SECURED NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Secured Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Secured Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO

FORMS OF NOTES

Section 201. Forms Generally.

     The Senior Secured Notes of each series shall be in substantially the form appended to the supplemental indenture authorizing such series, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Secured Notes, as evidenced by their execution of the Senior Secured Notes.

     The Senior Secured Notes of each series shall be issuable in registered form without coupons.

     The definitive Senior Secured Notes may be printed, typewritten, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Senior Secured Notes, as evidenced by their execution of such Senior Secured Notes.

Section 202. Form of Trustee’s Certificate of Authentication.

     The form of the Trustee’s Certificate of Authentication for a series of Senior Secured Notes shall be in substantially the form appended to the supplemental indenture authorizing such series.

Section 203. Senior Secured Notes Issuable in the Form of a Global Note.

     (a)  If the Company shall establish pursuant to Section 301 that the Senior Secured Notes of a particular series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 302 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Note or Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Senior Secured Notes of such series to be represented by such Global Note or Global Notes, (ii) may provide that the aggregate amount of Outstanding Senior Secured Notes represented thereby may from time to time be increased or reduced to reflect exchanges, (iii) shall be registered in the name of the Depositary for such Global Note or Global Notes or its nominee, (iv) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (v) shall bear a legend in accordance with the requirements of the Depositary.

     (b)  Notwithstanding any other provision of this Section 203 or of Section 303, subject to the provisions of paragraph (c) below, unless the terms of a Global Note expressly permit such Global Note to be exchanged in whole or in part for individual Senior Secured Notes in certificated form, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 303, only to a nominee of the Depositary for such Global Note, or to the Depositary, or to a successor Depositary for such Global Note selected or approved by the Company, or to a nominee of such successor Depositary.

     (c)  (1) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Senior Secured Notes for such series shall no longer be eligible or in good standing as a “clearing agency” under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Secured Notes of such series in exchange for such Global Note, will authenticate and deliver individual Senior Secured Notes of such series of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

(2) The Company may at any time and in its sole discretion determine that the Senior Secured Notes of any series issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Global Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Secured Notes of such series in exchange in whole or in part for such Global Note or Global Notes, will authenticate and deliver individual Senior Secured Notes of such series of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such Global Note or Global Notes representing such series in exchange for such Global Note or Global Notes.

(3) If there shall have occurred an Event of Default with respect to a series of Senior Secured Notes, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Secured Notes of such series in exchange for the Global Note or Global Notes of such series, will authenticate and deliver individual Senior Secured Notes of such series of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such Global Note or Global Notes representing such series in exchange for such Global Note or Global Notes.

(4) If specified by the Company pursuant to Section 301 with respect to Senior Secured Notes issued or issuable in the form of a Global Note, the Depositary for such Global Note may surrender such Global Note in exchange in whole or in part for individual Senior Secured Notes of such series of like tenor and terms in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Senior Secured Note or Notes of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Senior Secured Notes delivered to Holders thereof.

(5) In any exchange provided for in any of the preceding four paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Senior Secured Notes in certificated form in authorized denominations. Subject to Section 303, in the case of certificated Notes issued in exchange for Global Notes bearing any legend setting forth restrictions on transfer in compliance with the Securities Act, such certificated Notes will bear, and be subject to, such legend. Upon the exchange of the entire principal amount of a Global Note for individual certificated Senior Secured Notes, such Global Note shall be canceled by the Trustee. Except as provided in the preceding paragraph, Senior Secured Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such Senior Secured Notes to the Persons in whose names the Senior Secured Notes are registered.

(6) Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Senior Secured Notes represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 302 with respect thereto. Subject to the provisions of Section 302, the Trustee shall deliver and redeliver any such Global Note in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 302 has been, or simultaneously is, delivered, any instructions by the Company with respect to such Global Note shall be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel.

ARTICLE THREE

THE SENIOR SECURED NOTES

Section 301. Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Senior Secured Notes that may be authenticated and delivered under this Indenture is unlimited.

     The Senior Secured Notes may be issued in one or more series. There may be established, pursuant to one or more indentures supplemental hereto, prior to the issuance of Senior Secured Notes of any series,

(1) the title of the Senior Secured Notes of the series (which shall distinguish the Senior Secured Notes of the series from Senior Secured Notes of all other series);

(2) any limit upon the aggregate principal amount of the Senior Secured Notes of the series that may be authenticated and delivered under this Indenture (except for Senior Secured Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Secured Notes of the series pursuant to Sections 203, 303, 304, 907 or 1107);

(3) the Person to whom interest on a Senior Secured Note of the series shall be payable if other than the Person in whose name that Senior Secured Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of the Senior Secured Notes of the series is payable;

(5) the rate or rates at which the Senior Secured Notes of the series shall bear interest, if any, or any method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on Senior Secured Notes on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(6) the place or places where the principal of (and premium, if any) and interest, if any, on Senior Secured Notes of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Senior Secured Notes of the series may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase Senior Secured Notes of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Senior Secured Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) the denominations in which Senior Secured Notes of the series shall be issuable;

(10) if the amount of payments of principal of (and premium, if any) or interest on the Senior Secured Notes of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

(11) if other than the principal amount thereof, the portion of the principal amount of Senior Secured Notes of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(12) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided herein pertaining to the Senior Secured Notes of the series, and any change in the rights of the Trustee or Holders of such series pursuant to Section 901 or 902;

(13) any additions to the definitions currently set forth in this Indenture with respect to such series;

(14) whether the Senior Secured Notes of the series shall be issued in whole or in part in the form of a Global Note or Global Notes; the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for certificated Senior Secured Notes of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than in the manner provided for in Section 203; the Depositary for such Global Note or Global Notes; and the form of any legend or legends to be borne by any such Global Note or Global Notes in addition to or in lieu of the legend referred to in Section 203;

(15) any restriction or condition on the transferability of such Senior Secured Notes;

(16) the terms of any right to convert or exchange such Senior Secured Notes into or for other securities or property of the Company;

(17) the terms upon which, and Collateral Documents pursuant to which, the Senior Secured Notes will be secured;

(18) the period or periods within which, the price or prices at which and the terms and conditions upon which, Senior Secured Notes of the series may be redeemed, in whole or in part, at the option of the Company; and

(19) any other terms of the series.

     All Senior Secured Notes of any one series shall be substantially identical except as to the date or dates from which interest, if any, shall accrue and denomination and except as may otherwise be provided in the terms of such Senior Secured Notes determined or established as provided above. All Senior Secured Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Senior Secured Notes of such series.

Section 302. Execution, Authentication, Delivery and Dating.

     The Senior Secured Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Senior Secured Notes may be manual or facsimile. Senior Secured Notes bearing the manual or facsimile signatures of individuals who were at the time relevant to the authorization thereof the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Secured Notes or did not hold such offices at the date of such Senior Secured Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Senior Secured Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Secured Notes, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Senior Secured Notes. If all of the Senior Secured Notes of any series are not to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Senior Secured Notes and determining the terms of particular Senior Secured Notes of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating Senior Secured Notes hereunder, and accepting the additional responsibilities under this Indenture in relation to such Senior Secured Notes, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon:

(1) an Opinion of Counsel, to the effect that:

(a) the form and terms of such Senior Secured Notes or the manner of determining such terms have been established in conformity with the provisions of this Indenture; and

(b) such Senior Secured Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(2) an Officers’ Certificate stating, to the best knowledge of each signer of such certificate, that no event that is, or after notice or lapse of time would become, an Event of Default with respect to any of the Senior Secured Notes shall have occurred and be continuing.

     The Trustee shall not be required to authenticate such Senior Secured Notes if the issue of such Senior Secured Notes pursuant to this Indenture will affect the Trustee’s own rights, protections, duties or immunities under the Senior Secured Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

     Each Senior Secured Note shall be dated the date of its authentication.

     No Senior Secured Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Secured Note a certificate of authentication substantially in the form provided for herein or in the relevant supplemental indenture executed by the Trustee by manual signature, and such certificate upon any Senior Secured Note shall be conclusive evidence, and the only evidence, that such Senior Secured Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 303. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the office of the Security Registrar designated pursuant to this Section 303 or Section 1002 a register (referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Secured Notes and of transfers of Senior Secured Notes. The Trustee is hereby initially appointed as Security Registrar for the purpose of registering Senior Secured Notes and transfers of Senior Secured Notes as herein provided. If, at any time, the Trustee is not the Security Registrar, the Security Registrar shall make available to the Trustee ten days prior to each payment date and at such other times as the Trustee may request the names and addresses of the Holders as they appear in the Security Register.

     Subject to Section 203, upon surrender for registration of transfer of any Senior Secured Note of any series at the office or agency maintained for such purpose for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Secured Notes of the same series, Stated Maturity and original issue date, of any authorized denominations and of like tenor and aggregate principal amount.

     Subject to Section 203, Senior Secured Notes of any series may be exchanged, at the option of the Holder, for Senior Secured Notes of the same series, Stated Maturity and original issue date, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Senior Secured Notes to be exchanged at the Corporate Trust Office.

     Whenever any Senior Secured Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Senior Secured Notes that the Holder making the exchange is entitled to receive.

     All Senior Secured Notes issued upon any registration of transfer or exchange of Senior Secured Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Secured Notes surrendered upon such registration of transfer or exchange.

     Every Senior Secured Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Senior Secured Notes, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Secured Notes, other than exchanges pursuant to Section 304, 907 or 1107 not involving any transfer.

     The Company shall not be required (i) to issue, to register the transfer of or to exchange Senior Secured Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Senior Secured Notes of that series called for redemption, or (ii) to issue, to register the transfer of or to exchange any Senior Secured Notes so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Upon the transfer, exchange or replacement of certificated Senior Secured Notes bearing any legend, or upon specific request for removal of any legend on a certificated Senior Secured Note, the Company will deliver only certificated Senior Secured Notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Company that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

Section 304. Mutilated, Destroyed, Lost and Stolen Senior Secured Notes.

     If any mutilated Senior Secured Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Senior Secured Note of the same series, Stated Maturity and original issue date, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Senior Secured Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Secured Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Secured Note, a new Senior Secured Note of the same series, Stated Maturity and original issue date, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Senior Secured Note has become or is about to become due and payable, the Company in its discretion may,

instead of issuing a new Senior Secured Note, pay such Senior Secured Note (without surrender thereof except in the case of a mutilated Senior Secured Note).

     Upon the issuance of any new Senior Secured Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Senior Secured Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Secured Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior Secured Note shall be at any time enforceable by anyone, and any such new Senior Secured Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Secured Notes of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Secured Notes.

Section 305. Payment of Interest; Interest Rights Preserved.

     Unless otherwise provided as contemplated by Section 301 with respect to any series of Senior Secured Notes, interest on any Senior Secured Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Secured Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Senior Secured Note of any series that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Secured Notes of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Secured Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Senior Secured Notes of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Secured Notes of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Senior Secured Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Secured Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Senior Secured Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Secured Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Secured Note.

Section 306. Persons Deemed Owners.

     Prior to due presentment of a Senior Secured Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Secured Note is registered as the absolute owner of such Senior Secured Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305) interest on such Senior Secured Note and for all other purposes whatsoever, whether or not such Senior Secured Note be overdue, and neither the Company, the Trustee, the Paying Agent, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 307. Cancellation.

     All Senior Secured Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Senior Secured Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Senior Secured Notes so delivered shall be canceled by the Trustee. No Senior Secured Notes shall be authenticated in lieu of or in exchange for any Senior Secured Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Senior Secured Notes held by the Trustee shall be disposed of in accordance with a Company Order or, in the absence of such a Company Order, in accordance with the Trustee’s usual procedures and the Trustee shall promptly deliver a certificate of disposition to the Company.

Section 308. Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Senior Secured Notes of any series, interest on the Senior Secured Notes of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Defeasance.

     The Company, at its option:

(1) will be discharged from any and all obligations in respect of a series of Senior Secured Notes (except in each case for the obligations to register the transfer or exchange of such Senior Secured Notes, replace stolen, lost or mutilated Senior Secured Notes of such series, maintain paying agencies and hold moneys for payment in trust); or

(2) need not comply with any term, provision or condition set forth in Article 8 with respect to the Senior Secured Notes of any series, and, with respect to a series of Senior Secured Notes, need not comply with any term, provision or condition identified as being subject to defeasance pursuant to this Section 401(2) in the supplemental indenture authorizing such series, provided that the following conditions shall have been satisfied:

     The Company has deposited or caused to be irrevocably deposited with the Trustee (specifying that each deposit is pursuant to this Section 401) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Senior Secured Notes of such series, (i) money or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination thereof, in each case, sufficient to pay and discharge the principal and interest on the Outstanding Senior Secured Notes of such series on the dates such payments are due in accordance with the terms of the Senior Secured Notes of such series, (or if the Company has designated a redemption date pursuant to the final sentence of this paragraph, to and including the redemption date so designated by the Company), and no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Senior Secured Notes of such Series shall have occurred and be continuing on the date of such deposit. To exercise any such option, the Company is required to deliver to the Trustee (x) an Opinion of Counsel (who may be counsel to the Company) to the effect that the Holders of the Senior Secured Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, which in the case of Section 401(1) above must be based on a change in law or a ruling by the U.S. Internal Revenue Service and (y) an Officers’ Certificate as to compliance with all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Senior Secured Notes of such series. If the Company shall wish to deposit or cause to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the outstanding Senior Secured Notes of such series to and including the Redemption Date on which all of the Outstanding Senior Secured Notes of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 15 nor more than 30 days prior to such Redemption Date in accordance with this Indenture.

     For purposes of this Section 401, “U.S. Government Obligations” means securities which are (i) direct obligations of the United States government, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government, the payment of which is unconditionally guaranteed by the United States government, which, in either case, are full faith and credit obligations of the United States government payable in Dollars and are not callable or redeemable at the option of the issuer thereof or any other Person. “U.S. Government Obligations” shall also mean a depository receipt issued by a bank or trust company as custodian with respect to any U.S. Government Obligation referred to in the preceding sentence or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holders of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holders of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest or principal of the U.S. Government Obligation evidenced by such depository receipt.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Senior Secured Notes, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or an Affiliate acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

     “Event of Default,” wherever used herein with respect to Senior Secured Notes of any series, means any one of the following events:

(1) the Company’s default in the payment of all or part of the principal of, or premium, if any, on, any of the Senior Secured Notes of that series as and when the same shall become due and payable either at Maturity, upon any redemption, by declaration of acceleration or otherwise;

(2) the Company’s default in the payment of any installment of interest upon any of the Senior Secured Notes of that series as and when the same shall become due and payable, and continuance of such default for period of 30 days;

(3) the Company’s material default in the performance, or material breach, of any covenant or obligation of the Company or any of its Restricted Subsidiaries contained in any provision of the Indenture or otherwise established with respect to that series of Senior Secured Notes pursuant to Section 301 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Senior Secured Notes other than such series) and such failure shall continue uncured for more than 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33-1/3% in aggregate principal amount of the Outstanding Senior Secured Notes of that series;

(4) the Company’s default in the payment of the principal of any bond, debenture, note or other evidence of indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, fiscal agency agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, of the Company or any of its Restricted Subsidiaries, other than as described in (1) and (2) above, which default for payment of principal is in an aggregate principal amount exceeding $50 million (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 10 Business Days and the time for payment of such amount has not been expressly extended; provided that the foregoing clause of this paragraph (4) shall not apply to Secured Indebtedness permitted under this Indenture or any supplemental indenture hereto that becomes due prior to its Stated Maturity as a result of the voluntary sale or transfer as permitted under this Indenture or any supplemental indenture hereto of the property or assets securing such Secured Indebtedness;

(5) the failure of the Company or any Significant Subsidiary (other than any of the California Entities) generally to pay its debts as they become due, or the admission of such person in writing of its inability to pay its debts generally, or its making a general assignment for the benefit of its creditors, or the taking of any action by the Company or any Significant Subsidiary (other than any of the California Entities) to authorize any of the actions set forth in this subparagraph (5);

(6) the institution of any proceeding by or against the Company or any Significant Subsidiary (other than any of the California Entities) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition (in each case, other than a solvent liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition) of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief or appointment of an administrator, receiver, fiscal agent, intervenor or other similar official for it or for any substantial part of its property, or the taking of any action by the Company or any Significant Subsidiary (other than any of the California Entities) to authorize any of the actions set forth in this subparagraph (6);

(7) failure by the Company or any of its Restricted Subsidiaries (other than any of the California Entities), to pay final and non-appealable judgments aggregating in excess of $50 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

(8) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any of the security documents or the unenforceability of any of the security documents against the Company or any of its Restricted Subsidiaries for any reason if such unenforceability shall be applicable to Collateral having an aggregate fair market value of $50 million or more;

(9) any Collateral Document or any Lien purported to be granted thereby on assets having a fair market value in excess of $50 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of the Company or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in the Indenture) to be fully enforceable and perfected;

(10) any Collateral Document shall cease to be in full force and effect (unless terminated in accordance its terms) or shall cease to give the Collateral Agent a valid lien on a material portion of the Collateral, prior to the rights of all third Persons, subject to Permitted Liens; or

(11) any other Event of Default provided with respect to Senior Secured Notes of that series in the supplemental indenture authorizing such series.

Section 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Senior Secured Notes of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the Outstanding Senior Secured Notes of that series may declare the principal amount (or such portion of the principal amount as may be specified in the terms of that series) of and accrued interest on all of the Senior Secured Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued interest shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Senior Secured Notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, if all Events of Default with respect to Senior Secured Notes of that series, other than the non-payment of the principal of Senior Secured Notes of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 then such declaration of acceleration and its consequences shall be automatically annulled and rescinded. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if an Event of Default occurs under Section 501(1) or (2) with respect to any Senior Secured Notes the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Secured Notes, the whole amount then due and payable on such Senior Secured Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Senior Secured Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 607.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Senior Secured Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Senior Secured Notes, wherever situated.

     If an Event of Default with respect to Senior Secured Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Secured Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Senior Secured Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Senior Secured Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 607) and of the Holders of Senior Secured Notes allowed in such judicial proceeding,

(2) unless prohibited by applicable law and regulations, to vote on behalf of and at the written direction of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(3) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Senior Secured Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Senior Secured Notes, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Senior Secured Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Senior Secured Note in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person at the written direction of the Holders.

Section 505. Trustee May Enforce Claims Without Possession Of Senior Secured Notes.

     All rights of action and claims under this Indenture or the Senior Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Secured Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Secured Notes in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

     Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Senior Secured Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First: To the payment of all amounts due the Trustee under Section 607;

     Second: In case the principal and premium, if any, of the Senior Secured Notes shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest;

     Third: In case the principal of the Senior Secured Notes shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Senior Secured Notes for principal, premium, and interest.

     Fourth: The balance, if any, to the Person or Persons entitled thereto.

Section 507. Limitation on Suits.

     No Holder of any Senior Secured Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Secured Notes of that series;

(2) the Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Secured Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 507A. Delaware Action to Set Aside Liens.

     Any action with respect to the liens securing the Collateral including but not limited to any action to avoid or set aside such liens may be brought against the Collateral Agent, who shall be deemed to represent the interests of all Secured Parties without the need to join any other party. The Collateral Agent shall be named as a defendant in the Delaware Chancery Court Action; and any Court ruling in such Action, including the setting aside of any liens securing the Senior Secured Notes, will be binding on all Secured Parties, including Holders of the Senior Secured Notes.

Section 508. Unconditional Right Of Holders To Receive Principal, Premium And Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Senior Secured Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 305) interest on such Senior Secured Note on the due dates expressed in such Senior Secured Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder of a Senior Secured Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Senior Secured Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Secured Notes in the last paragraph of Section 304, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Senior Secured Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Senior Secured Note to exercise any right or remedy upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 507, every right and remedy given by this Indenture or by law to the Trustee or to the Holders of Senior Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Senior Secured Notes.

Section 512. Control by Holders of Senior Secured Notes.

     The Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Secured Notes of such series, provided the Holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities, and provided further that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where reasonable indemnity would not be adequate, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes, by written notice to the Trustee, of any series may, on behalf of the Holders of all the Senior Secured Notes of such series, waive any past default or Event of Default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest on any Senior Secured Note of such series, or

(2) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Secured Note of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Senior Secured Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Senior Secured Notes of any series, or to any suit instituted by any Holder of any Senior Secured Note for the enforcement of the payment of the principal of (or premium, if any) or interest on any Senior Secured Note on or after the Stated Maturity or Maturities expressed in such Senior Secured Note (or, in the case of redemption, on or after the Redemption Date).

Section 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

     (a)  Except during the continuance of an Event of Default with respect to Senior Secured Notes of any series,

(1) the Trustee undertakes to perform, with respect to Senior Secured Notes of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may, with respect to Senior Secured Notes of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions, which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b)  In case an Event of Default with respect to Senior Secured Notes of any series has occurred and is continuing, the Trustee shall exercise, with respect to Senior Secured Notes of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Senior Secured Notes of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Senior Secured Notes of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Senior Secured Notes of any series, the Trustee shall transmit by mail to all Holders of Senior Secured Notes of such series entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, notice of all defaults hereunder known to the Trustee in accordance with Section 603(h), unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Senior Secured Note of such series with respect to Senior Secured Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Senior Secured Notes of such series; and provided, further, that in the case of any default of the character specified in Section 501(3) with respect to Senior Secured Notes of such series, no such notice to Holders shall be given until at least 45 days after the Company has actual knowledge of the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Senior Secured Notes of such series.

Section 603. Certain Rights of Trustee.

     Subject to the provisions of Section 601:

     (a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and a resolution of the Board of Managers may be sufficiently evidenced by a Board Resolution;

     (c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (d)  the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Senior Secured Notes of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, nominee or custodian appointed with due care by it hereunder; and

     (h)  the Trustee shall not be charged with knowledge of any Event of Default with respect to the Senior Secured Notes of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on such Senior Secured Notes or by any Holder of such Senior Secured Notes.

Section 604. Not Responsible for Recitals or Issuance of Senior Secured Notes.

     The recitals contained herein and in the Senior Secured Notes (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Secured Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Senior Secured Notes or the proceeds thereof.

Section 605. May Hold Senior Secured Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Secured Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607. Compensation and Reimbursement.

     The Company agrees

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Senior Secured Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Senior Secured Notes.

     The obligations of this Section shall survive the termination of this Agreement and the earlier resignation or removal of the Trustee.

Section 608. Disqualification; Conflicting Interests.

     If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and qualified and eligible under this Article and otherwise permitted by the Trust Indenture Act to act as Trustee under an Indenture qualified under the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610. Resignation and Removal; Appointment of Successor.

     (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (b)  The Trustee may resign at any time with respect to the Senior Secured Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Secured Notes of such series.

     (c)  The Trustee may be removed at any time with respect to the Senior Secured Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Senior Secured Notes of such series delivered to the Trustee and to the Company.

     (d)  If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder of a Senior Secured Note who has been a Holder of a Senior Secured Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Senior Secured Notes, or (ii) subject to Section 514, any Holder of a Senior Secured Note who has been a bona fide Holder of a Senior Secured Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Senior Secured Notes and the appointment of a successor Trustee or Trustees.

     (e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Senior Secured Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Senior Secured Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Senior Secured Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Senior Secured Notes of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Senior Secured Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Secured Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Senior Secured Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Senior Secured Notes of any series shall have been so appointed by the Company or the Holders of Senior Secured Notes and accepted appointment in the manner required by Section 611, any Holder of a Senior Secured Note who has been a bona fide Holder of a Senior Secured Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Secured Notes of such series.

     (f)  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Senior Secured Notes of any series and each appointment of a successor Trustee with respect to the Senior Secured Notes of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of such series of Senior Secured Notes as their names and addresses appear in the Security Register.

Section 611. Acceptance of Appointment by Successor.

     (a)  In case of the appointment hereunder of a successor Trustee with respect to all Senior Secured Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b)  In case of the appointment hereunder of a successor Trustee with respect to the Senior Secured Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Senior Secured Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Secured Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Senior Secured Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Secured Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Secured Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Senior Secured Notes of that or those series to which the appointment of such successor Trustee relates.

     (c)  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

     (d)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Secured Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Secured Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Secured Notes. In case at that time any of the Senior Secured Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Secured Notes either in the name of any predecessor hereunder or in the name of the successor Trustee, and in such cases such certificate shall have the full force which it is anywhere in the Senior Secured Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Senior Secured Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 613. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Senior Secured Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

     (a)  “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

     (b)  “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 614. Appointment of Authenticating Agent.

     At any time when any of the Senior Secured Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Senior Secured Notes that shall be authorized to act on behalf of the Trustee to authenticate Senior Secured Notes of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 304, and Senior Secured Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Senior Secured Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating

Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Senior Secured Notes, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     The provisions of Sections 306, 604 and 605 shall be applicable to each Authenticating Agent.

     If an appointment with respect to one or more series is made pursuant to this Section, the Senior Secured Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Senior Secured Notes of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By

As Authenticating Agent

By

Authorized Signatory

Section 615. Right Of Trustee in Capacity of Security Registrar and Paying Agent.

     In the event that the Trustee is also acting in the capacity of Paying Agent or Security Registrar hereunder, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Article 6 shall also be afforded to the Trustee in its capacity as Paying Agent or Security Registrar.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

     (a)  not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the applicable series of Senior Secured Notes as of such Regular Record Date;

     (b)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of the most recent Regular Record Date; and

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702. Preservation of Information; Communications to Holders.

     (a)  The Trustee shall comply with the obligations imposed on it pursuant to Section 312 of the Trust Indenture Act.

     (b)  Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Senior Secured Notes. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 703. Reports by Trustee.

     (a)  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Senior Secured Notes pursuant to this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in such Section

313(a) that may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

     (b)  The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

     (c)  Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act.

Section 704. Reports by Company.

     (a)  The Company covenants and agrees to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b)  The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c)  The Company covenants and agrees to transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER OR LEASE

Section 801. Company may Consolidate, etc., Only on Certain Terms.

     Nothing contained in this Indenture shall prevent the Company from consolidating with or merging into another Person or conveying, transferring or leasing its properties and assets substantially as an entirety to any Person, provided that (a) the successor entity assumes the Company’s applicable obligations on the Senior

Secured Notes, (b) immediately after giving effect to such transaction no Event of Default and; no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Successor Corporation Substituted.

     Upon any consolidation by the Company with or merger by the Company into any Person or any sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Senior Secured Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders of Senior Secured Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in the Senior Secured Notes; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Senior Secured Notes (and if such covenants are to be for the benefit of less than all series of Senior Secured Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to add to or change any of the provisions of this Indenture, to change or eliminate any restrictions on the payment of principal (or premium, if any) on Senior Secured Notes or to permit the issuance of Senior Secured Notes in uncertificated form, provided any such action shall not adversely affect the interests of any Holder of Senior Secured Notes of any series in any material respect; or

(5) to change or eliminate any of the provisions of this Indenture with respect to any series of Senior Secured Notes theretofore unissued; or

(6) to add additional security to the Senior Secured Notes or release all or any portion of the collateral securing any series of Senior Secured Notes pursuant to the terms of the applicable Collateral Documents; or

(7) to establish the form or terms of Senior Secured Notes of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Senior Secured Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(9) to cure any ambiguity, to correct or supplement any provision herein or in the Senior Secured Notes that may be inconsistent with any other provision herein or therein, to make provisions with respect to matters or questions arising under this Indenture or the Senior Secured Notes, or in any manner that the Company and the Trustee determine is not inconsistent with the Indenture and the Senior Secured Notes, provided such action shall not adversely affect the interests of any Holder of Senior Secured Notes of any series; or

(10) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect, or to maintain, the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act.

Section 902. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Senior Secured Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Secured Note affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Senior Secured Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or extend the time of payment of interest thereon, or impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or change any place of payment or the currency in which any Senior Secured Notes or the interest thereon is payable, or

(2) reduce the percentage in principal amount of the Outstanding Senior Secured Notes of any series, the consent of whose Holders is required for any such modification or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) release any security interest that may have been granted in favor of the Holders, other than in accordance with the terms of the applicable Collateral Documents, or

(4) make any change in the Collateral Documents or any provision of Indenture or any Senior Secured Notes relating to any security interest that may have been granted in favor of the Holders of any series of Senior Secured Notes that would adversely affect the holders of such Senior Secured Notes, other than in accordance with the terms of the applicable Collateral Documents, or

(5) modify any of the provisions of this Section 902, except to increase the percentage in principal amount of Outstanding Senior Secured Notes of any series, the consent of whose Holders is required for modification or amendment of this Indenture or for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Secured Note affected thereby.

Section 903. General Provisions Regarding Supplemental Indenture.

     (a)  A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Senior Secured Notes, or that modifies the rights of the Holders of Senior Secured Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Senior Secured Notes of any other series.

     (b)  It shall not be necessary for any Act of Holders of Senior Secured Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or action shall approve the substance thereof.

Section 904. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Section 905. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Secured Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 906. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 907. Reference in Senior Secured Notes to Supplemental Indentures.

     Senior Secured Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Secured Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior Secured Notes of such series.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal and Interest.

     The Company covenants and agrees for the benefit of each series of Senior Secured Notes that it will duly and punctually pay the principal of (and premium, if any)

and interest on the Senior Secured Notes of that series in accordance with the terms of the Senior Secured Notes and this Indenture.

Section 1002. Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of a Paying Agent where Senior Secured Notes may be paid and where notices and demands to or upon the Company in respect of the Senior Secured Notes and this Indenture may be served, and if Senior Secured Notes in certificated form have been issued, an office or agency of a Security Registrar where Senior Secured Notes may be surrendered for registration of transfer and exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Section 1003. Money for Senior Secured Notes Payments to be Held in Trust.

     If the Company or one of its Affiliates shall at any time act as its own Paying Agent with respect to any series of Senior Secured Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Senior Secured Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Senior Secured Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Senior Secured Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the

     Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Senior Secured Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Senior Secured Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Senior Secured Notes of that series) in the making of any payment of principal of (and premium, if any) or interest on the Senior Secured Notes of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Senior Secured Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Secured Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper of general circulation in New York City notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Restrictions on Impairment of Security Interest.

     The Company is not permitted to take or omit to take any action that would materially impair the security interest with respect to collateral securing any series of Senior Secured Notes for the benefit of the Trustee and the Holders of such series of Senior Secured Notes, and the Company is not permitted to grant to any person any security interest whatsoever in any of the collateral securing any series of Senior Secured Notes; provided, however, that the Company may take any such actions and grant any such security interests in accordance with the Collateral Documents.

Section 1005. Waiver of Certain Covenants.

     Subject to Section 902, the Company may omit in any particular instance to comply with any term, provision or condition set forth in this Article Ten with respect to the Senior Secured Notes of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Senior Secured Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1006. Restrictions on Amendments to Collateral Documents.

     The Company is not permitted to amend, waive or otherwise modify, or permit or consent to any amendment, waiver or other modification of the Collateral Documents in any way that would be adverse to the Holders of any series of Senior Secured Notes, except for any such amendment, waiver or modification entered into in accordance with the terms of the applicable Collateral Documents, as in effect from time to time. The Trustee is hereby authorized and directed to execute any amendment, waiver or modification entered into in accordance with this Section 1006.

Section 1007. Statement by Officers as to Default.

     The Company shall comply with Section 314(a)(4) of the Trust Indenture Act.

Section 1008. Further Assurances.

     The Company and the Trustee shall execute and deliver all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under this Indenture and under documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

ARTICLE ELEVEN

REDEMPTION OF SENIOR SECURED NOTES

Section 1101. Applicability of Article.

     Senior Secured Notes of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Senior Secured Notes of any series) in accordance with this Article.

Section 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Senior Secured Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all of the Senior Secured Notes of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. In case of any redemption at the election of the Company of less than all the Senior Secured Notes of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Senior Secured Notes of such series to be redeemed. In the case of any redemption of Senior Secured Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Senior Secured Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of such Senior Secured Notes, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1103. Selection by Trustee of Senior Secured Notes to be Redeemed.

     If the Senior Secured Notes are registered in the name of only one Holder, any partial redemptions shall be pro rata. If the Senior Secured Notes are held in certificated form by more than one Holder and if less than all the Senior Secured Notes of any series are to be redeemed, the particular Senior Secured Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Secured Notes of such series not previously called for redemption, by lot or other such method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Senior Secured Notes of that series or any integral multiple thereof) of the principal amount of Senior Secured Notes of such series of a denomination larger than the minimum authorized denomination for Senior Secured Notes of that series.

     The Trustee shall promptly notify the Company in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Secured Notes shall relate, in the case of any Senior Secured Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Secured Notes that has been or is to be redeemed.

Section 1104. Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 106 to the Holders of Senior Secured Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

     All notices of redemption shall state:

     (1)  that Outstanding Senior Secured Notes of the applicable series are being redeemed pursuant to Article Eleven hereof,

     (2)  the Redemption Date,

     (3)  the Redemption Price,

     (4)  the CUSIP and ISIN numbers (as applicable),

     (5)  if less than all the Outstanding Senior Secured Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Senior Secured Notes to be redeemed,

     (6)  that on the Redemption Date, the Redemption Price will become due and payable upon each such Senior Secured Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

     (7)  the place or places where such Senior Secured Notes are to be surrendered for payment of the Redemption Price, and

     (8)  that the redemption is for a sinking fund, if such is the case.

     Notice of redemption of Senior Secured Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 1105. Deposit of Redemption Price.

     Except as otherwise provided in a supplemental indenture pursuant to Section 301, prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or its Affiliate is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of and accrued interest, if any, on all the Senior Secured Notes which are to be redeemed on that date.

Section 1106. Senior Secured Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Senior Secured Notes so to be redeemed shall, on the Redemption Date, become due and payable at the edemption Price therein specified together with any accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Senior Secured Notes shall cease to bear interest. Upon surrender of any such Senior Secured Note for redemption in accordance with such notice, such Senior Secured Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any; provided, however, that, except as otherwise provided in a supplemental indenture pursuant to Section 301, installments of interest on Senior Secured Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Secured Notes, or one or more Predecessor

Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 305.

     If any Senior Secured Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Senior Secured Note.

Section 1107. Senior Secured Notes Redeemed in Part.

     Any Senior Secured Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Secured Note without service charge, a new Senior Secured Note of the same series, Stated Maturity and original issue date of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Secured Note so surrendered.

ARTICLE TWELVE

SECURITY ARRANGEMENTS

Section 1201. Collateral and Security Documents.

     (a)  To secure the due and punctual payment of the obligations of the Company under this Indenture and the Senior Secured Notes of any series, the Company and the Trustee may enter into such Collateral Documents as may be specified in the terms of the particular series of Senior Secured Notes established as contemplated by Section 301, to create the security interests and related matters referred to therein.

     (b)  Each Holder, by accepting a Senior Secured Note, agrees to all of the terms and provisions of the Collateral Documents applicable to such series of Senior Secured Notes, and authorizes and directs the Trustee and the applicable collateral agent to perform their respective obligations and exercise their respective rights under the applicable Collateral Documents in accordance therewith; provided, however, that if any provisions of the Collateral Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act will control.

     (c)  As more fully set forth in, and subject to the provisions of, the applicable Collateral Documents, the Holders, and the Trustee on behalf of such Holders will have rights in and to the collateral securing such series of Senior Secured Notes that are subject to the rights that have been or may be created in favor of the holders of other debt and obligations of the Company.

Section 1202. Release of Collateral.

     Collateral may be released from the security interest created by the applicable Collateral Documents at any time or from time to time, and the applicable Collateral Documents may be terminated, in accordance with the provisions of the applicable Collateral Documents. The release of any collateral from the terms hereof and of the applicable Collateral Documents or the release of, in whole or in part, the liens created by the applicable Collateral Documents, or the termination of the applicable Collateral Documents, will not be deemed to impair the lien on the collateral in contravention of the provisions hereof if and to the extent the collateral or liens are released, or the applicable Collateral Documents are terminated, pursuant to the applicable Collateral Documents. The Trustee and each of the Holders acknowledge that a release of collateral or a lien strictly in accordance with the terms of the applicable Collateral Documents will not be deemed for any purpose to be an impairment of the lien on the collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on any series of Senior Secured Notes shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the lien hereof and of the applicable Collateral Documents to be complied with. Any certificate or opinion required by 314(d) of the Trust Indenture Act may be made by an officer of the Company, except in cases which 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

Section 1203. Opinions as to Recording.

     The Company shall deliver to the Trustee:

          (i) promptly after the issuance of any series of Senior Secured Notes, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the applicable Collateral Documents (or including financing statements or other instruments, as applicable) have been properly recorded and filed so as to make effective the lien intended to be created for the benefit of the Holders thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and

          (ii) on or before December 1 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the and the applicable Collateral Documents (or financing statements or other instruments, as applicable) as is necessary to maintain the lien intended to be created thereby for the benefit of the Holders thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

ARTICLE THIRTEEN

MISCELLANEOUS PROVISIONS

Section 1301. No Recourse Against Others.

     An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Secured Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Secured Note, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Senior Secured Notes.

Section 1302. Assignment; Binding Effect.

     The Company shall have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. This Indenture may also be assigned by the Company in connection with a transaction described in Article Eight. This Indenture shall be binding upon and inure to the benefit of the Company, the Trustee, the Holders, any Security Registrar, Paying Agent, and Authenticating Agent and their respective successors and assigns.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE FOURTEEN

HOLDERS’ MEETINGS

Section 1401. Purposes for Which Meetings May be Called.

     A meeting of the holders may be called at any time and from time to time pursuant to this Indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver, amendment or other action provided by this Indenture and the Senior Secured Notes to be made, given or taken by the Holders.

Section 1402. Calling and Notice of Meetings.

     The Trustee or the Company may at any time call a meeting of the Holders for any purpose specified in Section 1401, to be held at such time and at such place in Atlanta, Georgia or New York City, New York as the Company or the Trustee determines. Notice of every meeting of the Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 60 days prior to the date fixed for the meeting. In case at any time the Holders of at least 10% in aggregate principal amount of the Senior Secured Notes at the time outstanding shall have requested the Trustee or the Company to call a meeting of Holders of Senior Secured Notes for any purpose specified in the Senior Secured Notes, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and neither the Trustee nor the Company shall have mailed notice of such meeting to holders of Senior Secured Notes within 21 days after receipt of such request or shall thereafter have proceeded to cause the meeting to be held as provided in the Senior Secured Notes, then the holders of the Senior Secured Notes in the amount above specified may determine the time and the place in New York, New York for such meeting and may call such meeting for such purposes by giving notice thereof in the manner provided in this Indenture.

Section 1403. Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Senior Secured Notes, a Person shall be (1) a registered Holder of one or more Senior Secured Notes, or (2) a person duly appointed by an instrument in writing as proxy for Holders or a Holder of one or more Senior Secured Notes by such holders or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Senior Secured Notes shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1404. Quorum.

     At any meeting of Holders of Senior Secured Notes, the representative of persons holding or representing Senior Secured Notes of a series in an aggregate principal amount sufficient under the appropriate provisions of this Indenture or the Senior Secured Notes to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meetings of Holders duly called pursuant to this Indenture may be adjourned from time to time by vote of the Holders (or proxies for the holders) of a majority of the Senior Secured Notes of a series represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by persons holding or representing Senior Secured Notes of a series in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken. At any meeting of Holders of the Senior Secured Notes each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of outstanding Senior Secured Notes of a series held or represented.

Section 1405. Determination of Voting Rights; Conduct of Meetings.

     The Trustee may make such reasonable and customary regulations as it may deem advisable for any meeting of Holders in regard to the proof of appointment of proxies in respect of the Holders of Senior Secured Notes, the adjournment of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or recognized securities dealer satisfactory to the Company. The Company or the Holders of Senior Secured Notes calling the meeting shall, by an instrument in writing, appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Senior Secured Notes represented at the meeting. The chairman of the meeting shall have not right to vote, except as a holder of Senior Secured Notes or proxy. A record of the proceedings of each meeting of Holders of Senior Secured Notes shall be prepared, and one copy of such record shall be delivered to the Company and another to the Trustee to be preserved by the Trustee.

     For purposes of determining the holders entitled to make, give or take any modifications, amendments, supplements, requests, demands, authorizations, directions, notices, consents, waivers or other action under the terms of this Agreement and the Senior Secured Notes, any Senior Secured Notes owned by or on behalf of the Company, any subsidiary of the Company or any of their affiliates shall be disregarded and deemed not outstanding and shall not participate in making giving or taking such action (except only Senior Secured Notes which the Trustee knows to be so owned shall be so disregarded and deemed not outstanding).

Section 1406. Binding Nature of Amendments, Notices, Notations, etc.

     Any instrument given by or on behalf of any Holders of a Senior Secured Note in connection with any consent to or vote for any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Senior Secured Note or any Senior Secured Note issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with the required percentage of Holders of Notes as set forth herein shall be conclusive and binding on all Holders of Senior Secured Notes, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Senior Secured Notes. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Senior Secured Notes or this Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each Holder of Senior Secured Notes affected thereby, in all cases as provided in the Senior Secured Notes.

     Senior Secured Notes authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the

Trustee and the Company as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Senior Secured Notes modified to conform, in the opinion of the Trustee and the Company, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with a majority of Holders of Senior Secured Notes may be prepared by the Company, authenticated by the Trustee and delivered in exchange for Outstanding Senior Secured Notes.

Section 1407. Action.

     Any resolution passed or decision taken at any meeting of Holders of Senior Secured Notes duly held in accordance with this Article 14 shall be binding on all the Holders of Senior Secured Notes. Any meeting of the Holders of the Senior Secured Notes duly called pursuant to the terms of the Senior Secured Notes and this Article 14 at which a quorum is present may be adjourned once to a date within 30 days from the date of such meeting by persons entitled to vote a majority in principal amount of the Senior Secured Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MIRANT AMERICAS GENERATION, LLC

By:

Name:
Title:

[	], AS TRUSTEE

By:

Name:
Title: